Registration No. 333-107474

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AVNET, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	11-1890605 (I.R.S. Employer Identification No.)

David R. Birk, Esq. Senior Vice President and General Counsel

2211 South 47th Street Phoenix, Arizona 85034 (480) 643-2000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Avnet, Inc. 2211 South 47th Street Phoenix, Arizona 85034 (480) 643-2000 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Barbara Becker
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
(212) 351-4000

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

          If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Proposed Maximum
Securities to be	Amount to be	Offering Price Per Unit	Aggregate Offering	Amount of Registration
Registered	Registered	(1)	Price (1) (2) (3)	Fee (4)
Debt Securities (5)	(6)	(6)	(6)
Common Stock, par value $1.00 per share (7)	(6)	(6)	(6)
Stock Purchase Contracts	(6)	(6)	(6)
Stock Purchase Units	(6)	(6)	(6)
Debt Warrants	(6)	(6)	(6)
Equity Warrants	(6)	(6)	(6)
Units	(6)	(6)	(6)
Total	$1,500,000,000		$1,500,000,000	$121,350

(1)	In U.S. dollars or the equivalent thereof in one or more foreign currencies. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance of the securities registered hereunder.

(2)	Estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this Registration Statement exceed $1,500,000,000 or the equivalent thereof in one or more foreign currencies. If any debt securities are issued with original issue discount, we will register such greater amount as shall result in proceeds of $1,500,000,000 to the registrant.

(3)	With respect to debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.

(4)	The registration fee has been calculated in accordance with Rule 457(o) of the Securities Act.

(5)	Debt Securities may be issued in primary offerings and/or upon exercise of debt warrants registered hereby. The Debt Securities to be offered hereunder will consist of one or more series of Senior Unsecured Debt Securities, Subordinated Unsecured Debt Securities, Senior Convertible Unsecured Debt Securities or Subordinated Convertible Unsecured Debt Securities.

(6)	Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act.

(7)	Shares of common stock may be issued in primary offerings, upon conversion of debt securities registered hereby, and/or upon exercise of equity warrants registered hereby. The aggregate amount of common stock registered hereby that may be sold in at-the-market offerings is limited to that which is permissible under Rule 415(a)(4) under the Securities Act.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION
Preliminary Prospectus Dated November 10, 2003

PROSPECTUS

Avnet, Inc.

$1,500,000,000

Debt Securities, Common Stock,
Stock Purchase Contracts, Stock Purchase Units,
Debt Warrants, Equity Warrants and Units

          Avnet, Inc. may offer from time to time, in one or more series or issuances and at prices and on terms that it will determine at the time of offering, up to $1,500,000,000 in gross proceeds to Avnet of

•	senior unsecured debt securities and subordinated unsecured debt securities,

•	senior convertible unsecured debt securities and subordinated convertible unsecured debt securities,

•	shares of common stock,

•	contracts to purchase common stock,

•	contracts to purchase common stock sold as units with other securities of Avnet or other issuers,

•	warrants to purchase debt securities,

•	warrants to purchase common stock, or

•	units consisting of two or more of the above securities.

          Avnet’s common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol “AVT.”

          We will provide specific terms of these securities in supplements to this prospectus at the time when we offer them. You should read this prospectus and the applicable supplement carefully before you invest in any of these securities. The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement (of which this prospectus is a part) filed with the Securities and Exchange Commission has become effective. This prospectus and any accompanying prospectus supplement do not contain an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, or an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where the offer or sale is not permitted.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 10, 2003.

About this Prospectus
The Company
Ratios of Earnings to Fixed Charges
Use of Proceeds
Description of Debt Securities
Ranking of Debt Securities
Conversion Rights
Exchange, Registration, Transfer and Payment
Global Debt Securities
Covenants
Restrictions on Mergers and Consolidations
Events of Default
Modification of the Indentures
Defeasance and Discharge
Concerning the Trustee
Description of Capital Stock
Board of Directors
Power to Call Special Shareholders Meetings
Actions by Written Consent of Shareholders
Dividends and Repurchases of Shares
Approval of Certain Business Combinations and Reorganizations
Business Combination Following a Change in Control
Dissenters’ Appraisal Rights
Description of Warrants
Debt Warrants
Equity Warrants
Exercise of Warrants
Description of Stock Purchase Contracts and Stock Purchase Units
Description of Units
Plan of Distribution
Legal Matters
Experts
Where You Can Find More Information
Signatures
Exhibit Index
EX-12
EX-23(a)
EX-23(b)

          We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or a prospectus supplement. The information contained in this prospectus and any accompanying prospectus supplement is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery or sale.

About this Prospectus	3
The Company	3
Ratios of Earnings to Fixed Charges	4
Use of Proceeds	5
Description of Debt Securities	5
Ranking of Debt Securities	7
Conversion Rights	9
Exchange, Registration, Transfer and Payment	9
Global Debt Securities	9
Covenants	11
Restrictions on Mergers and Consolidations	15
Events of Default	15
Modification of the Indenture	16
Defeasance and Discharge	16
Concerning the Trustee	17
Description of Capital Stock	17
Board of Directors	18
Power to Call Special Shareholders Meetings	18
Actions by Written Consent of Shareholders	19
Dividends and Repurchases of Shares	19
Approval of Certain Business Combinations and Reorganizations	19
Business Combination Following a Change in Control	19
Dissenters’ Appraisal Rights	20
Description of Warrants	20
Debt Warrants	20
Equity Warrants	21
Exercise of Warrants	22
Description of Stock Purchase Contracts and Stock Purchase Units	23
Description of Units	23
Plan of Distribution	24
Legal Matters	25
Experts	26
Where You Can Find More Information	26

          Whenever we refer to “Avnet” or to “us,” or use the terms “we” or “our” in this prospectus, we are referring to Avnet, Inc. a New York corporation, and its consolidated subsidiaries. However, for purposes of the sections entitled “Description of Debt Securities,” “Description of Common Stock,” “Description of Warrants,” “Description of Stock Purchase Contracts and Stock Purchase Units,” and “Description of Units,” whenever we refer to “Avnet” or to “us,” or use the terms “we” or “our,” we are referring only to Avnet, Inc.

About this Prospectus

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings resulting in gross proceeds to us of up to $1,500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, you should assume that the statements made in the prospectus supplement modify or supersede those made in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The Company

          Avnet is one of the world’s largest distributors of electronic components, enterprise network and computer equipment, and embedded subsystems. Incorporated in 1955, Avnet has become a strategic channel-to-market for the world’s leading electronic component and computer product manufacturers. Avnet serves as a vital link in the chain that connects manufacturers to its global customer base of original equipment manufacturers, contract manufacturers, value-added resellers and end-users. Avnet distributes electronic components and computer products as received from its suppliers or with assembly or other value added by Avnet. Additionally, Avnet provides engineering design, material management and logistic services, system integration and configuration, and supply chain advisory services. Avnet maintains a worldwide network of large, regional distribution centers and smaller warehouses located in proximity to its customers and suppliers and also maintains inventory on customers’ premises. Avnet has over 300 sales and marketing offices and sells to customers in over 60 countries.

          Avnet’s principal executive offices are located at 2211 South 47th Street, Phoenix, Arizona 85034, telephone (480) 643-2000.

Ratios of Earnings to Fixed Charges

          The following table sets forth the ratios of Avnet’s earnings to fixed charges, on a consolidated basis, for the periods indicated:

Fiscal year ended

June 27,		June 28,		June 29,		June 30,		July 2,
2003	(1)	2002	(2)(3)	2001	(4)	2000	(5)	1999	(6)
*		*		1.4x		3.6x		6.2x

Notes:

*	Earnings were deficient in covering fixed charges by $79.4 million and $120.8 million for the fiscal years ended June 27, 2003 and June 28, 2002, respectively.

(1)	The loss from continuing operations before income taxes includes the impact of incremental restructuring and other charges recorded in connection with Avnet’s continuing cost reduction initiatives. The charges related to (a) severance for workforce reductions, (b) reserves for non-cancelable lease obligations, write-downs of the carrying value of owned facilities and write-downs of owned assets located in the leased and owned facilities, all of which were identified by management to be consolidated into other existing Avnet facilities, and (c) costs related to write-offs of certain capitalized IT-related initiatives. The special charges amounted to $106.7 million pre-tax. The loss from continuing operations before income taxes also includes the impact of debt extinguishment costs associated with Avnet’s cash tender offers and repurchases completed during the third quarter of fiscal 2003 for $159.0 million of its 6.45% Notes due August 15, 2003 and $220.1 million of its 8.20% Notes due October 17, 2003. These charges totaled $13.5 million pre-tax.

(2)	The loss from continuing operations before income taxes includes the impact of incremental restructuring and other charges related to the write-down of certain assets acquired in the fiscal 2001 acquisition of Kent Electronics Corporation, net of certain recoveries of previous write-downs and reserves, and other charges taken in response to business conditions, including an impairment charge to write down certain investments in unconsolidated Internet-related businesses to their fair value and severance charges for workforce reductions announced during the fourth quarter of fiscal 2002. The net charges amounted to $79.6 million pre-tax.

(3)	The loss from continuing operations before income taxes excludes the impact of Avnet’s adoption of Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets,” on June 30, 2001, the first day of Avnet’s fiscal year 2002. SFAS 142, which requires that ratable amortization of goodwill be replaced with periodic tests for goodwill impairment, resulted in a transition impairment charge recorded by Avnet of $580.5 million. This charge is reflected as the cumulative change in accounting principle in the consolidated statements of operations. Including the cumulative effect of change in accounting principle, Avnet recorded a net loss of $664.9 million in the year ended June 28, 2002.

(4)	Income from continuing operations before income taxes includes the impact of incremental restructuring and other charges related to the acquisition and integration of Kent, which was accounted for as a pooling-of-interests, and other integration, reorganization and cost cutting initiatives taken in response to business conditions. The charges amounted to $327.5 million pre-tax.

(5)	Income from continuing operations before income taxes includes the impact of incremental restructuring and other charges associated with: (a) the integration of Marshall Industries, Eurotronics B.V. and the SEI Macro Group into EM, (b) the integration of JBA Computer Solutions into CM North America, (c) the reorganization of EM Asia, (d) the reorganization of EM’s European warehousing operations, and (e) costs incurred in connection with certain litigation brought by Avnet. The total charges for fiscal 2000 amounted to $49.0 million pre-tax.

(6)	Income from continuing operations before income taxes includes the net gain on exiting the printed catalog business recorded in the fourth quarter of fiscal 1999 offset by restructuring and other charges recorded in the first quarter associated with the reorganization of Avnet’s EM operations in Europe. The net positive effect on fiscal 1999 income before income taxes was $183.0 million.

Use of Proceeds

          Unless we identify other uses of proceeds in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for Avnet’s general corporate purposes, which may include repayment of debt, capital expenditures, acquisitions, repurchases of Avnet’s common stock, and working capital. Pending these uses, the net proceeds may also be temporarily invested in short-term securities.

          Depending on market conditions and Avnet’s financial needs, Avnet may, from time to time, undertake additional financings. We cannot at this time estimate the amount and timing of such financings, if any.

Description of Debt Securities

          The following description summarizes the general terms and provisions of any debt securities which Avnet may offer under this prospectus. When Avnet offers a particular series of debt securities, we shall deliver with this prospectus a prospectus supplement which will describe the particular terms of the offered series and the extent to which the general terms below may apply to that series.

          Avnet will issue the debt securities under an indenture between Avnet and a trustee chosen by Avnet and qualified to act under the Trust Indenture Act of 1939. The debt securities will be either senior debt or subordinated debt of Avnet, and will be issued under one of two separate indentures between Avnet and a trustee chosen by Avnet. Senior debt will be issued under a senior note indenture and subordinated debt will be issued under a subordinated note indenture. The senior note indenture and the subordinated note indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” The forms of indentures are exhibits to the registration statement of which this prospectus is a part. Avnet will execute the applicable indenture if and when it issues any debt securities and will file the executed indenture as an exhibit to a Form 8-K filing with the SEC. The executed indenture will be available for inspection at the corporate trust office of the trustee, or you may obtain a copy from Avnet without charge. See “Where You Can Find More Information.” The indentures will be subject to, and governed by, the Trust Indenture Act. The statements contained in this prospectus relating to the indentures and the debt securities we may issue under the indentures are summaries of their material terms but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indentures (including those terms made a part of the indentures by reference to the Trust Indenture Act) and these debt securities.

          Avnet can issue an unlimited amount of debt securities in one or more series under the indentures, with the same or various maturities, at par, at a premium, or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of Avnet’s Board of Directors or a committee of the Board or by a supplemental indenture. We will describe, in a prospectus supplement relating to any series of debt securities being offered, the aggregate principal amount and the terms of that series, including

•	the title of the series,

•	whether the series is senior debt or subordinated debt or any combination of the two and, if subordinated debt, the subordination terms relating to the series,

•	the price or prices, expressed as a percentage of the aggregate principal amount, at which Avnet will sell the series of debt securities,

•	any limit upon the aggregate principal amount of the series,

•	the date or dates on which Avnet will pay the principal (and premium, if any) on the series,

•	the rate or rates (which may be fixed or variable) or the method by which such rate or rates will be determined, at which the series of debt securities will bear interest, if any,

•	the date or dates from which any interest will accrue, the dates upon which any interest will be payable, and the record dates for payment of interest,

•	the place or places where Avnet will pay principal of, and any premium or interest on, the series of debt securities,

•	any obligation Avnet has to redeem, repurchase or repay all or part of the series under any sinking fund or analogous provisions or at the option of a holder of the series, and the price or prices at which and the period or periods within which and the terms and conditions upon which Avnet will redeem, repurchase or repay the series,

•	the denominations in which the series will be issued, if other than denominations of U.S. $1,000 and any whole number multiple thereof,

•	the portion of the principal amount of the series payable upon declaration of the acceleration of the maturity date, if other than the principal amount,

•	any addition to, exclusion of or change in the covenants in the indenture as they apply to the series,

•	any addition to, change in, or modification of the events of default described in this prospectus or in the indenture with respect to the series,

•	whether Avnet will issue the series in global form and, if so, any terms and conditions upon which global debt securities may be exchanged for other individual securities, and the name of the depositary for the debt securities,

•	any terms and conditions upon which the series may be exchanged for or converted into Avnet common stock or other securities,

•	the form and terms of any guarantee of the series,

•	if the principal amount payable at the stated maturity of a series of debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount as of any date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined),

•	the applicability to the series of the provisions of the indenture relating to defeasance and discharge,

•	whether the debt securities will be sold as part of units consisting of debt securities and other securities that Avnet may offer under the indenture,

•	whether the debt securities will be listed on any securities exchange or included in any other market or quotation or trading system,

•	any trustee or fiscal or authenticating or payment agent, issuing and paying agent, transfer agent or registrar or any other person or entity to act in connection with the series of debt securities for or on our behalf or on behalf of the holders of the series, and

•	any other terms of the series of debt securities, which may add, modify or exclude any provision of the indenture as it applies to that series.

          Avnet may issue debt securities at a discount below their stated principal amount or provide for less than the entire principal amount of the debt securities to be payable upon declaration of acceleration of maturity. In that event, we will describe any material federal income tax considerations and other material considerations in the applicable prospectus supplement.

          Avnet may issue debt securities in bearer form, with or without coupons. In that event, we will describe any material federal income tax considerations and other material considerations in the applicable prospectus supplement.

Ranking of Debt Securities

          Any series of debt securities issued under the senior note indenture will rank equally with all of Avnet’s other unsecured and unsubordinated indebtedness.

          Any series of debt securities issued under the subordinated note indenture will be subordinate in right of payment to all senior indebtedness of Avnet. With respect to any series of subordinated debt securities, except as otherwise set forth in the applicable prospectus supplement, Avnet’s “senior indebtedness” means all Debt (as defined below) permitted to be incurred by Avnet under the terms of the indenture, unless the instrument under which such Debt is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities, and all obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing sentence, “senior indebtedness” will not include:

•	any liability for federal, state, local or other taxes owed or owing by Avnet;

•	any Debt of Avnet or any guarantor to any of its officers, directors, subsidiaries or other affiliates;

•	any trade payables; or

•	any Debt that is incurred in violation of the indenture.

          With respect to any series of subordinated debt securities, except as otherwise set forth in the applicable prospectus supplement, “Debt” means, with respect to any Person (as defined below) at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) all obligations of such Person in respect of letters of credit or bankers’ acceptances or other similar instruments (or reimbursement obligations thereto) issued on the account of such Person, (iv) all obligations of such Person to pay the deferred purchase price of property or services, except trade payables, (v) all obligations of such Person as lessee under capitalized leases, (vi) all Debt of others secured by a lien on any asset of such Person (including assets subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease, or other title retention agreement relating to such asset), whether or not such Debt is assumed by such Person; provided that, for purposes of determining the amount of any Debt of the type described in this clause (vi), if recourse with respect to such Debt is limited to such asset, the amount of such Debt shall be limited to the lesser of the fair market value of such asset or the amount of such Debt, and (vii) all Debt of others guaranteed by such Person to the extent such Debt is guaranteed by such Person.

          In the event and during the continuation of any default by Avnet in the payment of principal, premium, interest or any other payment due on any senior indebtedness, or in the event that the maturity of any senior indebtedness has been accelerated because of a default, then, in either case, no payment shall be made by Avnet with respect to the principal (including redemption payments) of or premium, if any, or interest on the subordinated debt securities until such default shall have been cured or waived in writing or shall have ceased to exist or such senior indebtedness shall have been discharged or paid in full.

          In the event of the acceleration of the maturity of any subordinated debt securities, then no payment shall be made by Avnet with respect to the principal (including redemption payments) of or premium, if any, or interest on such subordinated debt securities until the holders of all senior indebtedness outstanding at the time of such acceleration shall receive payment in full of such senior indebtedness (including any amounts due upon acceleration).

          Upon any distribution of Avnet’s assets upon dissolution, winding-up, liquidation or reorganization, the holders of its senior indebtedness will be entitled to receive payment in full, in cash or cash equivalents, or payment thereof provided for in accordance with its terms, of principal, premium, if any, and interest (including interest accruing after the commencement of any proceeding for Avnet’s bankruptcy or reorganization under any applicable bankruptcy, insolvency or similar law) before any payment is made on the subordinated debt securities. By reason of the subordination, if Avnet becomes insolvent, holders of its senior indebtedness may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to the subordinated debt securities may receive less, ratably, than Avnet’s other creditors. Such subordination will not prevent the occurrence of any event of default in respect of the subordinated debt securities.

          If Avnet offers debt securities, the applicable prospectus supplement will set forth the aggregate amount of outstanding indebtedness, if any, as of the most recent practicable date that by the terms of such debt securities would be senior to such debt securities. The applicable prospectus supplement will also set forth any limitation on Avnet’s ability to issue any additional senior indebtedness and will describe in more detail the material terms of the subordination provisions of these securities, including relevant definitions.

Conversion Rights

          Any provisions for the exchange or conversion of a series of debt securities into shares of Avnet common stock will be set forth in the applicable prospectus supplement.

Exchange, Registration, Transfer and Payment

          Unless we specify otherwise in a prospectus supplement, payment of principal of, and any premium and interest on, the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at the office of the trustee or at any other office or agency maintained by Avnet for that purpose subject to the limitations of the indenture. Unless we specify otherwise in a prospectus supplement, Avnet will issue the debt securities in denominations of U.S. $1,000 or whole number multiples thereof. Avnet will not require a service charge for any registration of transfer or exchange of the debt securities, but it may require payment of a sum sufficient to cover any tax or other governmental charge.

Global Debt Securities

          Avnet may issue the debt securities of a series in the form of one or more global security certificates. Avnet will deposit each global security with a depositary or its nominee or custodian, which will be The Depository Trust Company and its nominee Cede & Co unless we name another depositary or nominee in a prospectus supplement, and each global security will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any other matters as may be provided for in the indenture.

          Notwithstanding any provision of the indenture or any debt security, no global security may be transferred to, or registered or exchanged for debt securities registered in the name of, any person or entity other than the depositary for the global security or any nominee of the depositary, and no such transfer may be registered, unless

•	the depositary has notified Avnet that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as such, or

•	Avnet executes and delivers to the trustee an order that the global security will be so transferable, registrable and exchangeable, and those transfers will be registrable, or

•	the applicable prospectus supplement describes other circumstances under which the global security will be so transferable, registrable or exchangeable, or under which transfers will be so registrable.

          All debt securities issued in exchange for a global security or any portion of a global security will be registered in such names as the depositary may direct.

          Unless we specify otherwise in a prospectus supplement, debt securities which are to be represented by a global security will be registered in the name of the depositary or its nominee. Upon the issuance of a global security, and the deposit of the global security with or on behalf of the depositary for the global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee (“participants”). The accounts to be credited will be designated by the underwriters or agents of the debt securities, or by Avnet if it directly offers and sells the debt securities. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security. Ownership of beneficial interests in the global security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificate form. The foregoing limitations and these laws may impair the ability to transfer beneficial interests in the global securities.

          So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Unless otherwise specified in a prospectus supplement, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificate form and will not be considered the holders thereof for any purposes under the indenture. Therefore, each person owning a beneficial interest in the global security must rely on the procedures of the depositary and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in a global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the participants to give that notice or take that action, and participants would authorize beneficial owners owning through those participants to give that notice or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

          Notwithstanding any contrary provisions in the indenture, the rights of the beneficial owners of the debt securities to receive payment of the principal of, and any premium or interest on, the debt securities on or after the respective due dates expressed in the debt securities, or to institute suit for the enforcement of these payments on or after these respective dates, will not be impaired or affected without the consent of the beneficial owners.

          Principal of and any premium or interest on a global security will be payable in the manner described in the applicable prospectus supplement.

Covenants

          The indentures provide that Avnet will be subject to the covenants below for the benefit of each series of debt securities which does not specifically provide otherwise.

Definitions

          “Attributable Debt” means, as to any particular lease, the greater of

•	the fair market value of the property subject to the lease (as determined by Avnet’s board of directors), or

•	the total net amount of rent required to be paid during the remaining term of the lease, discounted by the weighted average effective interest cost per annum of the outstanding debt securities of all series, compounded semi-annually.

          “Consolidated Net Assets” means total assets after deducting all current liabilities as set forth in the most recent balance sheet of Avnet and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

          “Funded Debt” means

•	all indebtedness for money borrowed having a maturity of more than twelve months from the date as of which the determination is made, or having a maturity of twelve months or less but by its terms being renewable or extendible beyond twelve months from such date at the option of the borrower, and

•	rental obligations payable more than twelve months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized and to be included as an asset for the purposes of the definition of Consolidated Net Assets).

          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          “Principal Property” means any manufacturing or processing plant or warehouse owned at the date of the indenture or thereafter acquired by Avnet or any Restricted Subsidiary of Avnet which is located within the United States and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Assets, other than

•	any such manufacturing or processing plant or warehouse or any portion thereof (together with the land on which it is erected and fixtures comprising a part thereof) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the Internal Revenue Code (or which receive similar tax treatment under any subsequent amendments thereto or any successor laws thereof or under any other similar statute of the United States),

•	any property which in the opinion of Avnet’s board of directors is not of material importance to the total business conducted by Avnet as an entirety, or

•	any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

          “Restricted Subsidiary” means a Subsidiary of Avnet (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States, and (ii) which owns a Principal Property.

          “Subsidiary” means any corporation more than 50% of the outstanding Voting Stock of which at the time of determination is owned, directly or indirectly, by Avnet and/or by one or more other Subsidiaries.

          “Voting Stock” means capital stock of a corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power upon the occurrence of any contingency).

Highly Leveraged Transactions

          Unless otherwise described in a prospectus supplement relating to any series of debt securities, there are no covenants or provisions in the indentures which may afford the holders of debt securities direct protection in the event of a highly leveraged transaction involving Avnet.

Restrictions on Secured Debt

          Avnet covenants in the indentures, for the benefit of each series of debt securities other than any series which specifically provides otherwise, that if Avnet or any Restricted Subsidiary shall after the date of the indenture incur or guarantee any loans, notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (“Certain Debt”) secured by a mortgage, pledge or lien (“Mortgage”) on any Principal Property of Avnet or any Restricted Subsidiary, or on any share of stock or Certain Debt of any Restricted Subsidiary, Avnet will secure or cause such Restricted Subsidiary to secure the debt securities equally and ratably with (or, at Avnet’s option, before) such secured Certain Debt, unless the aggregate principal amount of all such secured Certain Debt (plus the amount of all Attributable Debt which is not excluded as described below under the caption “— Restrictions on Sale and Leaseback Financings”) would not exceed 10% of Consolidated Net Assets.

          This restriction will not apply to, and there will be excluded from secured Certain Debt in any computation of the above restriction, Certain Debt secured by

        (a)      Mortgages on property of, or on any shares of stock of or Certain Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary,

        (b)      Mortgages in favor of Avnet or a Restricted Subsidiary,

        (c)      Mortgages in favor of governmental bodies to secure progress, advance or other payments,

        (d)      Mortgages on property, shares of stock or Certain Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) and purchase money and construction or improvement Mortgages which are entered into within 180 days after the acquisition of such property, shares or Certain Debt or, in the case of real property, within 180 days after the later of

(1)	the completion of construction on, substantial repair to, alteration or development of, or substantial improvement to, such property, or

(2)	the commencement of commercial operations on such property,

        (e)      mechanics’ and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith,

        (f)      Mortgages arising from deposits with, or the giving of any form of security to, any governmental agency required as a condition to the transaction of business or to the exercise of any privilege, franchise or license,

        (g)      Mortgages for taxes, assessments or government charges or levies which are not then due or, if delinquent, are being contested in good faith,

        (h)      Mortgages (including judgment liens) arising from legal proceedings being contested in good faith,

        (i)      Mortgages existing at the date of the indenture,

(j)	Mortgages securing any senior indebtedness (with respect to the subordinated note indenture only),

(k)	any extension, renewal or refunding of any Mortgage referred to in the clauses (a) through (j) above.

Restrictions on Sale and Leaseback Financings

          Avnet covenants in the indentures, for the benefit of each series of debt securities other than any series which specifically provides otherwise, that Avnet will not itself, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction involving any Principal Property, unless after giving effect thereto the aggregate amount of all Attributable Debt with respect to all such transactions, plus all secured Certain Debt which is not excluded as described above under the caption “— Restrictions on Secured Debt,” would not exceed 10% of Consolidated Net Assets.

          This restriction will not apply to, and there will be excluded from Attributable Debt in any computation of the above restriction, any sale and leaseback transaction if

•	the lease is for a period, including renewal rights, of not in excess of three years,

•	the sale or transfer of the Principal Property is made within 180 days after its acquisition or within 180 days after the later of

(1)	the completion of construction on, substantial repair to, alteration or development of, or substantial improvement to, such property, or

(2)	the commencement of commercial operations thereon,

•	the transaction is between Avnet and a Restricted Subsidiary, or between Restricted Subsidiaries,

•	Avnet or a Restricted Subsidiary would be entitled to incur a Mortgage on such Principal Property pursuant to clauses (a) through (k) above under the heading “— Restrictions on Secured Debt,” or

•	Avnet or a Restricted Subsidiary, within 180 days after the sale or transfer is completed, applies to the retirement of Funded Debt of Avnet ranking on a parity with or senior to the debt securities or Funded Debt of a Restricted Subsidiary, or to the purchase of other property which will constitute a Principal Property having a fair market value at least equal to the fair market value of the Principal Property leased, an amount equal to the greater of the net proceeds of the sale of the Principal Property or the fair market value (as determined by Avnet’s board of directors) of the Principal Property leased at the time of entering into such arrangement (as determined by the board of directors).

Restrictions on Mergers and Consolidations

          Avnet covenants in the indentures that it will not consolidate with or merge into any other Person, or sell, convey, transfer or lease all or substantially all of its assets unless

•	the successor Person is a corporation organized under the laws of the United States (including any state thereof and the District of Columbia) which assumes Avnet’s obligations in the debt securities and under the indenture, and

•	after giving effect to such transaction, Avnet or the successor Person would not be in default under the indenture.

Events of Default

          Unless we specify otherwise in a prospectus supplement for a particular series of debt securities, an event of default under the indenture with respect to any series of debt securities is:

•	a default in the payment of any installment of interest on that series for 30 days after becoming due;

•	a default in the payment of principal on that series when due;

•	a default in the deposit of any sinking fund payment on that series when due;

•	a default in the performance of any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of any series of debt securities other than that series) for 90 days after notice;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other Event of Default provided with respect to that series of debt securities.

          If an event of default occurs and is continuing with respect to the debt securities of any series, either the trustee or the holders of at least 25% in principal amount of the debt securities then outstanding of that series may declare the principal amount of the debt securities of such series (or, in the case of debt securities sold at an original issue discount, the amount specified in the terms thereof) and the accrued interest thereon, if any, to be due and payable immediately. Under certain conditions, such a declaration may be rescinded.

          The indentures provide that the trustee will, within 90 days after the occurrence of a default known to it, give the affected holders of debt securities notice of all uncured defaults known to it (the term “default” to mean the events specified above without grace periods). However, except in the case of default in the payment of principal of or interest on any debt security, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the affected holders of debt securities.

          Avnet must furnish to the trustee annually a statement by certain officers of Avnet certifying that there are no defaults or specifying any default.

          The holders of a majority in principal amount of the outstanding debt securities of any series will have the right, with certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, and to waive certain defaults with respect thereto. The indentures provide that if an event of default occurs and is continuing, the trustee shall exercise such of its rights and powers under the indenture, and use the same degree of care and skill in exercising the same, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request of any of the holders of debt securities unless they shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request.

Modification of the Indentures

          With certain exceptions, the indentures may be modified or amended with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, no such modification or amendment may be made, without the consent of the holder of each debt security affected, which would

•	reduce the principal amount of or the interest on any debt security, or change the stated maturity of the principal of, or any installment of interest on, any debt security or the other terms of payment thereof, or

•	reduce the above-stated percentage of debt securities, the consent of the holders of which is required to modify or amend the indenture, or the percentage of debt securities of any series, the consent of the holders of which is required to waive certain past defaults.

Defeasance and Discharge

          The indentures provide that Avnet may elect, with respect to the debt securities of any series, to terminate (and be deemed to have satisfied) any and all of its obligations in respect of such debt securities (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the debt securities of a certain series, to pay the principal of, and any premium or interest on, such specified debt securities) on the 91st day after the deposit with the trustee, in trust, of money and/or government obligations (as defined in the indentures) which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal of (and premium, if any), and interest, if any, on, and any mandatory sinking fund payments in respect of, such debt securities on the stated maturity of such payments in accordance with the terms of the indenture and such debt securities. Such a trust may be established only if, among other things, Avnet has delivered to the trustee an opinion of counsel (who may be counsel to Avnet) to the effect that, based upon applicable Federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such debt securities. If so specified with respect to the debt securities of a series, such a trust may be established only if establishment of the trust would not cause the debt securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.

Concerning the Trustee

          Bank One Trust Company, N.A. is the proposed trustee under the indentures and the proposed initial security registrar with regard to all debt securities. Avnet currently does, and from time to time in the future may, maintain lines of credit and have customary banking relationships with Bank One, N.A., an affiliate of the trustee. The trustee currently serves as trustee under the indenture with Avnet dated as of February 1, 1994, which provides for Avnet’s currently outstanding 8% Notes due 2006, 9 3/4% Notes due 2008, 6 7/8% Notes due 2004, 6.45% Notes due 2003, and 7 7/8% Notes due 2005, and may serve as trustee for other debt securities issued by Avnet from time to time in the future.

          The indentures and provisions of the Trust Indenture Act incorporated by reference in the indentures contain certain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims, or to realize on certain property received in respect of any claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with Avnet and its affiliates; however, if the trustee acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate that conflict or resign.

Description of Capital Stock

          Avnet is authorized to issue 300,000,000 shares of common stock, par value $1.00 per share. At the close of business on September 8, 2003, it had outstanding 119,631,253 shares of common stock, including 12,380 treasury shares. All outstanding shares of common stock are fully paid and nonassessable.

          The holders of shares of Avnet’s common stock have equal rights to dividends from funds legally available for the payment of dividends when, as and if declared by Avnet’s board of directors, and are entitled, upon liquidation, to share ratably in any distribution in which holders of common stock participate. The common stock is not redeemable, has no preemptive or conversion rights and is not liable for assessments or further calls. The holders of shares of Avnet’s common stock are entitled to one vote for each share at all meetings of shareholders.

          The transfer agent and registrar for Avnet’s common stock is Wachovia Bank, N.A. Avnet’s common stock is listed on the New York Stock Exchange and the Pacific Exchange.

          Under its certificate of incorporation, Avnet is authorized to issue up to 3,000,000 shares of preferred stock, in series. For each series of preferred stock, Avnet’s board of directors may fix the relative rights, preferences and limitations as between the shares of such series, the shares of other series of Avnet preferred stock, and the shares of Avnet common stock. No shares of Avnet preferred stock are outstanding.

Board of Directors

          Although New York law permits the certificate incorporation of a New York corporation to provide for cumulative voting in the election of directors, Avnet’s certificate of incorporation does not so provide.

          New York law permits the certificate of incorporation or by-laws of a New York corporation to divide its directors into as many as four classes with staggered terms of office. However, Avnet’s certificate and by-laws do not so provide for a classified board of directors. Therefore, all of its directors are elected annually for one-year terms.

          Under New York law, shareholders may remove any or all directors for cause. New York law also allows directors to be removed without cause if provided in the certificate of incorporation. The Avnet certificate of incorporation authorizes any or all of the directors to be removed with or without cause at any time by the vote of the holders of a majority of the stock of Avnet and provides that the terms of the removed directors shall forthwith terminate.

          New York law provides that newly created directorships resulting from an increase in the number of directors and vacancies arising for any reason may be filled by vote of the board of directors, whether or not constituting a quorum, except that:

•	vacancies resulting from the removal of directors without cause may be filled only by a vote of the shareholders, unless the certificate of incorporation or a specific provision of a by-law adopted by the shareholders provides that such a vacancy may be filled by a vote of the board of directors; and

•	the certificate of incorporation or by-laws may provide that all newly created directorships and vacancies may be filled only by a vote of the shareholders.

          The Avnet by-laws provide that any vacancy created by the removal of a director by the shareholders with or without cause may be filled only by a vote of the shareholders, and that any vacancy created for any other reason may be filled by a vote of the board of directors or the shareholders.

Power to Call Special Shareholders Meetings

          Under New York law, a special meeting of shareholders may be called by the board of directors and by such person or persons as may be authorized to do so in the certificate of incorporation or by-laws. In addition, if an annual shareholder meeting has not been held for a certain period of time and a sufficient number of directors were not elected to conduct the business of the corporation, the board must call a special meeting for the election of directors. If the board fails to do so, or sufficient directors are not elected within a certain period of time, holders of 10% of the votes of the shares entitled to vote in an election of directors may call a special meeting for such an election.

Actions by Written Consent of Shareholders

          New York law provides that any action which may be taken by shareholders by vote may be taken without a meeting by written consent, signed by holders of all outstanding shares entitled to vote, or if authorized by the certificate of incorporation, by holders of the minimum number of shares necessary to authorize the action at a meeting of shareholders at which all shares entitled to vote are present and voted. The Avnet certificate of incorporation does not authorize shareholders to act by less than unanimous written consent.

Dividends and Repurchases of Shares

          Under New York law, dividends may be declared or paid and other distributions may be made out of surplus only, so that the net assets of the corporation remaining after a dividend or distribution must at least equal the amount of the corporation’s stated capital. A corporation may declare and pay dividends or make other distributions except when the corporation is currently insolvent or would thereby be made insolvent or when the declaration, payment or distribution would be contrary to any restrictions contained in its certificate of incorporation.

Approval of Certain Business Combinations and Reorganizations

          Under New York law, two-thirds of the votes of all outstanding shares entitled to vote thereon are required to approve mergers, consolidations, share exchanges or sales, leases or other dispositions of all or substantially all the assets of a corporation if not made in the usual or regular course of business. New York law was amended in 1998 to permit a New York corporation then in existence to reduce the required vote to a majority of the outstanding shares, but Avnet has not done so.

Business Combination Following a Change in Control

          New York law prohibits any business combination (defined to include a variety of transactions, including mergers, consolidations, sales or dispositions of assets, issuances of stock, liquidations, reclassifications and the receipt of certain benefits from the corporation, including loans or guarantees) with, involving or proposed by any interested shareholder (defined generally as any person that beneficially owns, directly or indirectly, 20% or more of the outstanding voting stock of a New York corporation or any person that is an affiliate or associate of a New York corporation and at any time within the past five years was a beneficial owner of 20% or more of the outstanding voting stock) for a period of five years after the date on which the interested shareholder first became an interested shareholder, unless the transaction is approved by the board of directors prior to the date on which the interested shareholder became an interested shareholder. After this five-year period, a business combination between a New York corporation and the interested shareholder is prohibited unless either certain “fair price” provisions are complied with or the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested shareholder. Under New York law, corporations may elect not to be governed by the statute described above, but Avnet’s certificate of incorporation does not contain such an election.

Dissenters’ Appraisal Rights

          Under New York law, any shareholder of a corporation has the right to obtain payment for the fair value of the shareholder’s shares in the event of

•	certain amendments or changes to the certificate of incorporation adversely affecting the rights of the shareholder,

•	certain mergers or consolidation of the corporation if the shareholder is entitled to vote thereon,

•	a merger or consolidation where the shareholder is not entitled to vote or if the shareholder’s shares will be canceled or exchanged for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation,

•	certain sales, leases, exchanges or other dispositions of all or substantially all of the assets of the corporation which require shareholder approval other than a transaction solely for cash, and

•	certain share exchanges.

          However, no appraisal rights will be available in a merger to a shareholder of the surviving corporation whose rights are not adversely affected or whose shares were, at the record date to vote on the plan of merger, either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

Description of Warrants

          Avnet may issue warrants to purchase debt securities, or “debt warrants,” as well as warrants to purchase common stock, or “equity warrants.” We refer below to debt warrants and equity warrants collectively as “warrants.” Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. We will issue warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. When we issue warrants, we will describe the specific terms of the warrants in a prospectus supplement.

Debt Warrants

          A prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

•	any date on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant;

•	the date on which the right to exercise the debt warrants will commence, and the date on which those rights will expire;

•	the maximum or minimum number of debt warrants which may be exercised at any time;

•	information with respect to any book-entry procedures for the registration and transfer of debt warrants;

•	a discussion of any material federal income tax considerations applicable to holding, transferring or exercising debt warrants; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

          Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon the exercise and will not be entitled to payment of principal of, or any premium or interest on, the debt securities purchasable upon the exercise.

Equity Warrants

          A prospectus supplement will describe the terms of equity warrants offered thereby, the warrant agreement relating to the equity warrants and the equity warrant certificates representing the equity warrants, including the following:

•	the title of the equity warrants;

•	the price or prices at which the equity warrants will be issued;

•	if applicable, the number of equity warrants issued with shares of Avnet common stock;

•	any date on and after which the equity warrants and such common stock will be separately transferable;

•	the date on which the right to exercise the equity warrants will commence, and the date on which those rights will expire;

•	the maximum or minimum number of equity warrants which may be exercised at any time;

•	information with respect to any book-entry procedures for the registration and transfer of equity warrants;

•	a discussion of any material federal income tax considerations applicable to holding, transferring or exercising equity warrants; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exercise of the equity warrants.

          Unless we specify otherwise in a prospectus supplement, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of Avnet stockholders, or to exercise any rights whatsoever as Avnet stockholders.

          As described in a prospectus supplement, the exercise price payable and the number of shares of common stock purchasable upon the exercise of each equity warrant will be adjusted in certain events, including the issuance of a stock dividend to holders of common stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock. Instead of adjusting the number of shares of common stock purchasable upon exercise of each equity warrant, Avnet may elect to adjust the number of equity warrants. Unless otherwise provided in a prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. Avnet may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Unless we specify otherwise in a prospectus supplement, in case of any consolidation, merger, or sale or conveyance of Avnet’s property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of common stock into which the equity warrant was exercisable immediately prior to the particular triggering event.

Exercise of Warrants

          Each warrant will entitle the holder to purchase the principal amount or number of securities at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

          We will describe the procedures for exercising warrants in a prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, Avnet will, as soon as practicable, forward the securities purchasable upon that exercise. If less than all of the warrants represented by a particular warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Description of Stock Purchase Contracts and Stock Purchase Units

          Avnet may issue stock purchase contracts, representing contracts obligating holders to purchase from Avnet, and Avnet to sell to the holders, a specified number of shares of Avnet’s common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, which are referred to as stock purchase units, consisting of a stock purchase contract and, as security for the holder’s obligations to purchase the common stock under stock purchase contracts, senior debt securities, subordinated debt securities or junior subordinated debt securities of Avnet.

          The stock purchase contracts may require Avnet to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner, and in certain circumstances Avnet may deliver newly issued prepaid stock purchase contracts, which are referred to as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

          The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will only be a summary and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

Description of Units

          Avnet may issue units consisting of two or more constituent securities. These units may be issuable as, and for a specified period of time may be transferable as, a single security only, rather than the separate constituent securities comprising such units. If Avnet issues units, it will describe the specific terms of the units in a prospectus supplement, including

•	the title of any series of units,

•	identification and description of the separate constituent securities comprising the units,

•	the price or prices at which the units will be issued,

•	any date on and after which the constituent securities comprising the units will become separately transferable,

•	information with respect to any book-entry procedures for the registration and transfer of the units or the constituent securities,

•	a discussion of any material federal income tax considerations applicable to holding, transferring or exercising units or any constituent security, and

•	any other terms of the units and their constituent securities.

Plan of Distribution

          Avnet may sell the securities offered in this prospectus to or through one or more underwriters or dealers, directly to institutional investors or other purchasers, through agents, or through a combination of such or other methods. Avnet may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

          If Avnet uses underwriters in a sale, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters in a particular underwritten offering of securities will be named in the prospectus supplement for such offering and, if an underwriting syndicate is used, the name of the managing underwriter or underwriters will appear on the cover of such prospectus supplement.

          Avnet may sell the securities directly or through agents designated by Avnet from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions Avnet pays to such agent will be disclosed, in the prospectus supplement relating to that offer and sale. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

          In connection with the sale of securities, underwriters or agents may receive compensation from Avnet or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from Avnet and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the “Securities Act”). Any such underwriter or agent will be identified, and any such compensation received from Avnet will be described, in the related prospectus supplement.

          If so indicated in a prospectus supplement, Avnet will authorize underwriters or other persons acting as the agents to solicit offers by certain institutions to purchase securities from Avnet at the public offering price set forth in the prospectus supplement pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but in all cases such institutions must be approved by Avnet. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

          Under agreements which Avnet may enter into, underwriters and agents who participate in the distribution of securities may be entitled to indemnification by Avnet against certain civil liabilities, including liabilities under the Securities Act, or to contribution by Avnet with respect to payments they may be required to make in respect thereof.

          The underwriters or agents and their affiliates may engage in transactions with and perform services for Avnet or its affiliates in the ordinary course of their respective businesses.

          If underwriters or dealers are used in a sale of securities, until the distribution of the securities is completed, rules of the Securities and Exchange Commission may limit the ability of any such underwriters and certain selling group members, if any, to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters may engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

          If the underwriters create a short position in the securities in connection with the offerings, that is, if they sell more securities than are set forth on the cover page of the prospectus supplement, the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any overallotment option described in the prospectus supplement.

          The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market. We cannot give you any assurances as to the liquidity of the trading market for any of the securities.

Legal Matters

          The validity of any offered securities will be passed upon for Avnet by David R. Birk, its Senior Vice President and General Counsel. Mr. Birk beneficially owns 211,687 shares of Avnet’s common stock, which includes 201,250 shares issuable upon exercise of employee stock options. Certain legal matters with respect to offered securities will be passed upon for the underwriters, dealers or agents, if any, by their counsel.

Experts

          The consolidated financial statements and schedule of Avnet, Inc. and subsidiaries as of June 27, 2003 and June 28, 2002, and for the years then ended have been incorporated by reference in this prospectus and in the Registration Statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The audit report covering the June 27, 2003 consolidated financial statements refers to a presentation change for the allocation of goodwill to the Company’s segments and the transitional disclosures required by SFAS No. 142.

          On April 17, 2002, Avnet dismissed Arthur Andersen LLP (“Arthur Andersen”) as its independent auditors. After reasonable efforts, Avnet was unable to obtain Arthur Andersen’s written consent to the inclusion of Arthur Andersen’s audit report with respect to Avnet’s financial statements for the year ended June 29, 2001 in Avnet’s Annual Report on Form 10-K for the fiscal year ended June 27, 2003.

          Under these circumstances, Avnet has dispensed with the requirement under Section 7 of the Securities Act, to file Arthur Andersen’s consent as an exhibit to Avnet’s Annual Report on Form 10-K for the year ended June 27, 2003, in reliance on Rule 437a under the Securities Act. Because Avnet was unable to obtain the consent of Arthur Andersen to the inclusion of their audit report, Arthur Andersen will not have any liability under Section 11(a) of the Securities Act in the event that the above-mentioned financial statements contain any untrue statements of a material fact or omit to state a material fact required to be stated therein, in each case by virtue of their inclusion in this prospectus supplement. Accordingly, you would be unable to assert a claim against Arthur Andersen under Section 11(a) of the Securities Act.

          The consolidated financial statements of Kent Electronics Corporation and subsidiaries for the year ended March 31, 2001, have been audited by Grant Thornton LLP, independent certified public accountants, as indicated in their report with respect thereto, appearing in Avnet’s Annual Report on Form 10-K for the fiscal year ended June 27, 2003, which report is incorporated by reference herein in reliance upon the authority of that firm as experts in giving such report.

Where You Can Find More Information

          This prospectus is a part of a registration statement on Form S-3, Registration No.333-107474, which Avnet filed with the Securities and Exchange Commission under the Securities Act. We refer you to this registration statement for further information concerning Avnet and any offering of securities.

          Avnet files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (Commission File Number 1-4224). These filings contain important information which does not appear in this prospectus. For further information about Avnet, you may obtain these filings over the Internet at the SEC’s web site at http://www.sec.gov. Avnet also posts certain of these filings on its web site at http://www.avnet.com. You may also read and copy these filings at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330, and may obtain copies of Avnet’s filings from the public reference room by calling (202) 942-8090.

          The SEC allows Avnet to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which Avnet has filed or will file with the SEC. We are incorporating by reference in this prospectus

•	Avnet’s Annual Report on Form 10-K for the fiscal year ended June 27, 2003,

•	Avnet’s Current Reports on Form 8-K bearing cover dates of July 30, 2003, September 9, 2003 and September 15, 2003, and

•	the description of Avnet’s common stock which appears in Avnet’s Registration Statement for the registration of the common stock under Section 12(b) of the Securities Exchange Act of 1934, including any amendment or report filed to update this description.

          All documents which Avnet has filed or will file, as applicable, with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of the registration statement and prior to the effectiveness of the registration statement and after the reports listed above and before the termination of this offering of Avnet’s securities will be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

          We shall provide you without charge, upon your written or oral request, a copy of the indentures, any warrant agreement or other agreement relating to Avnet’s securities offered in this prospectus, and any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to the Corporate Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, Arizona 85034 (Telephone 480-643-2000).

Part II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

          The expenses in connection with the registration of the securities being offered hereby are estimated to be:

Securities and Exchange Commission registration fee	$121,350
Rating agency fees	30,000	*
Legal fees and expenses	50,000	*
Accounting fees and expenses	30,000	*
Printing and engraving expenses	50,000	*
Blue sky fees and expenses	5,000	*
Trustee’s fees and expenses	5,000	*
Miscellaneous	10,000	*

Total	$301,350	*

*Estimated pursuant to instruction to Item 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers.

          Section 6.6 of the registrant’s By-laws provides as follows:

“Indemnification of Directors and Officers”

“The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of any other enterprise which any director or officer of the Corporation served in any capacity, by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Corporation or serves or served such other enterprise in any capacity at the request of the Corporation. Expenses incurred by any such person in defending any such action or proceeding shall be paid or reimbursed by the Corporation in advance of the final disposition of such action or proceeding promptly upon receipt by it of an undertaking by or on behalf of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term “corporation” shall include any constituent or subsidiary corporation (including any constituent of a constituent or subsidiary of a subsidiary) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; service “at the request of the Corporation” shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action taken or omitted by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.”

          Section 721 of the New York Business Corporation Law (the “B.C.L.”) provides that no indemnification may be made to or on behalf of any director or officer of the registrant if “a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.”

          The rights granted under Section 6.6 of the By-laws are in addition to, and are not exclusive of, any other rights to indemnification and expenses to which any director or officer may otherwise be entitled. Under the B.C.L., a New York corporation may indemnify any director or officer who is made or threatened to be made a party to an action by or in the right of such corporation against “amounts paid in settlement and reasonable expenses, including attorneys’ fees,” actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that a court determines that the director or officer is fairly and reasonably entitled to indemnity (B.C.L. Section 722(c)). A corporation may also indemnify directors and officers who are parties to other actions or proceedings (including actions or proceedings by or in the right of any other corporation or other enterprise which the director or officer served at the request of the corporation) against “judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees,” actually or necessarily incurred as a result of such actions or proceedings, or any appeal therein, provided the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation (or in the case of service to another corporation or other enterprise at the request of such corporation, not opposed to the best interests of such corporation) and, in criminal cases, that he also had no reasonable cause to believe that his conduct was unlawful (B.C.L. Section 722(a)). Any indemnification under Section 722 may be made only if authorized in the specific case by disinterested directors, or by the board of directors upon the opinion in writing of independent legal counsel that indemnification is proper, or by the shareholders (B.C.L. Section 723(b)), but even without such authorization, a court may order indemnification in certain circumstances (B.C.L. Section 724). Further, any director or officer who is “successful, on the merits or otherwise,” in the defense of an action or proceeding is entitled to indemnification as a matter of right (B.C.L. Section 723(a)).

          A New York corporation may generally purchase insurance, consistent with the limitations of New York insurance law and regulatory supervision, to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of the B.C.L., so long as no final adjudication has established that the directors’ or officers’ acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that the directors or officers personally gained in fact a financial profit or other advantage (B.C.L. Section 726).

          The registrant’s directors and officers are currently covered as insureds under directors’ and officers’ liability insurance. Such insurance is subject to renewal in August 2003 and provides coverage for directors and officers of the registrant and its subsidiaries against claims made during the policy period relating to certain civil liabilities, including liabilities under the Securities Act.

Item 16. Exhibits.

Exhibit
No.
1.1*	Form of Standard Underwriting Agreement Provisions for debt securities.

1.2*	Form of Standard Underwriting Agreement Provisions for common stock.

4.1(A)**	Form of Senior Note Indenture between the registrant and Bank One Trust Company, N.A., as Trustee.

4.1(B)**	Form of Subordinated Note Indenture between the registrant and Bank One Trust Company, N.A., as Trustee.

4.2*	Form of Stock Purchase Contract.

4.3*	Form of Remarketing Agreement.

4.4*	Form of Pledge Agreement.

4.5*	Form of Warrant Agreement, including form of Warrant.

5**	Opinion of David R. Birk, Esq. with respect to the legality of the securities being registered hereunder.

12	Statement of computation of ratios of earnings to fixed charges.

23(a)	Consent of KPMG LLP.

23(b)	Consent of Grant Thornton LLP.

23(c)**	Consent of David R. Birk, Esq. (included in Exhibit 5).

24**	Powers of Attorney.

25(a) **	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bank One Trust Company, N.A., as trustee of the Indenture filed as Exhibit 4.1(A) to this Registration Statement.

25(b) **	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bank One Trust Company, N.A., as trustee of the Indenture filed as Exhibit 4.1(B) to this Registration Statement.

*	To be filed in an amendment to the Registration Statement, or in a Current Report on Form 8-K and incorporated by reference herein, in the event of an offering of particular securities.

**	Previously filed as an exhibit to this Registration Statement.

Item 17. Undertakings.

(1) The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement;

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4) The undersigned registrant hereby undertakes that:

(a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Securities Act.

Signatures

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on November 10, 2003.

AVNET, INC.

By:	/s/ Raymond Sadowski

Raymond Sadowski
Senior Vice President and
Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 10, 2003, by the following persons in the capacities indicated:

Signature	Title
* Roy Vallee Roy Vallee	Chairman of the Board, Chief Executive Officer and Director

* Eleanor Baum Eleanor Baum	Director

* J. Veronica Biggins J. Veronica Biggins	Director

* Lawrence W. Clarkson Lawrence W. Clarkson	Director

* Ehud Houminer Ehud Houminer	Director

* James A. Lawrence James A. Lawrence	Director

* Ray M. Robinson Ray M. Robinson	Director

* Frederic Salerno Frederic Salerno	Director

* Gary L. Tooker Gary L. Tooker	Director

Signature	Title

Raymond Sadowski Raymond Sadowski	Senior Vice President and Chief Financial Officer

John F. Cole John F. Cole	Controller and Chief Accounting Officer

*By:	/s/ Raymond Sadowski

Raymond Sadowski
Attorney-in-Fact

Exhibit Index

Exhibit
No.
1.1	*Form of Standard Underwriting Agreement Provisions for debt securities.

1.2	*Form of Standard Underwriting Agreement Provisions for common stock.

4.1(A)	**Form of Senior Note Indenture between the registrant and Bank One Trust Company, N.A., as Trustee.

4.1(B)	**Form of Subordinated Note Indenture between the registrant and Bank One Trust Company, N.A., as Trustee.

4.2	*Form of Stock Purchase Contract.

4.3	*Form of Remarketing Agreement.

4.4	*Form of Pledge Agreement.

4.5	*Form of Warrant Agreement, including form of Warrant.

5	**Opinion of David R. Birk, Esq. with respect to the legality of the securities being registered hereunder.

12	Statement of computation of ratios of earnings to fixed charges.

23(a)	Consent of KPMG LLP.

23(b)	Consent of Grant Thornton LLP.

23(c)	**Consent of David R. Birk, Esq. (included in Exhibit 5).

24	**Powers of Attorney.

25(a)	**Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bank One Trust Company, N.A., as trustee of the Indenture filed as Exhibit 4.1(A) to this Registration Statement.

25(b)	**Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bank One Trust Company, N.A., as trustee of the Indenture filed as Exhibit 4.1(B) to this Registration Statement.

*	To be filed in an amendment to the Registration Statement, or in a Current Report on Form 8-K and incorporated by reference herein, in the event of an offering of particular securities.

**	Previously filed as an exhibit to this Registration Statement.